Exhibit 99.1

United States 12 Month Oil Fund, LP
Monthly Account Statement
For the Month Ended March 31, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(2,414,051)
Unrealized Gain (Loss) on Market Value of Futures	(4,062,549)
Dividend Income	631
Interest Income	1,965
ETF Transaction Fees	350
Total Income (Loss)	$(6,473,654)

Expenses
General Partner Management Fees	$37,491
Professional Fees	9,753
Brokerage Commissions	2,439
NYMEX License Fee	937
Non-interested Directors' Fees and Expenses	463
Prepaid Insurance Expense	330
Total Expenses	$51,413
Net Income (Loss)	$(6,525,067)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 3/1/15	$74,549,343
Additions (150,000 Shares)	3,855,822
Net Income (Loss)	(6,525,067)

Net Asset Value End of Month	$71,880,098
Net Asset Value Per Share (3,000,000 Shares)	$23.96

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2015 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612